EXHIBIT 99.1


               Move, Inc. Announces Fourth Quarter and
                   Full Year 2006 Financial Results

 Full Year Revenue Increased 15 Percent; Record 12% EBITDA Margin in Q4


    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Feb. 22, 2007--Move, Inc. (NASDAQ:MOVE) reported financial results for the fourth quarter and full year ended December 31, 2006. Total revenue for the fourth quarter was $71.8 million, an eight percent increase compared to $66.6 million in the fourth quarter of 2005. Revenue for the full year 2006 was $290.4 million, a 15 percent increase compared to $252.6 million for the full year 2005.

    Net income applicable to common stockholders ("net income") for the fourth quarter of 2006 was $17.6 million, or $0.09 per diluted share, compared to a net loss of $4.6 million, or $0.03 per diluted share, for the fourth quarter of 2005. Net income in the fourth quarter of 2006 includes $15.7 million in "Other Income" from the sale of investments and expense of $5.3 million for stock-based compensation. Net income for the full year 2006 was $18.6 million, or $0.10 per diluted share, compared to $234,000, or $0.00 per diluted share, for the full year 2005. Net income for the full year 2006 includes $15.7 million in "Other Income" from the sale of investments and expense of $15.4 million in stock-based compensation.

    Move's EBITDA (earnings before interest, restructuring charges and certain other non-cash and non-recurring items, principally stock-based compensation charges, depreciation, and amortization) on a non-GAAP basis for the fourth quarter of 2006 was $8.6 million, compared to a loss of $2.8 million for the fourth quarter of 2005. EBITDA for the fourth quarter of 2005 included $5.9 million in expense related to the Company's obligation to advance the defense costs of former officers. EBITDA for the full year 2006 was $24.6 million, compared to $5.4 million for the full year 2005. EBITDA for the full year 2005 included $15.6 million in expense related to the Company's obligation to advance the defense costs of former officers. The Company has reported EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

    "2006 was our strongest year ever for concurrent financial improvements in revenue, profitability and liquidity," said Mike Long, Move's CEO. "Entering 2007, we are well positioned to enhance our value proposition for both consumers and customers while improving results for shareholders."

    At December 31, 2006, Move had $157.8 million in cash and short-term investments available to fund operations.

    The Company's fourth quarter and full year 2006 results also included income tax expense of $134,000. As a result of the Company's profitability, it expects to have income tax expense in future periods, but its effective rate will be substantially lower than statutory tax rates due to the utilization of historical net operating losses against future income.

    CONFERENCE CALL

    As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, February 22, 2007, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Chief Executive Officer, Mike Long, and Chief Financial Officer, Lew Belote, will discuss the Company's fourth quarter and full year 2006 results. In order to participate in the call, investors should log on to http://investor.move.com and click on "Event Calendar." Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the Company's Web site approximately one hour after the end of the call. A telephone replay will be available from 4:00 p.m. Pacific Time (7:00 p.m. Eastern Time) until midnight on March 1, 2007 at 888-286-8010, conference ID 72240063. For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K. Move's Form 10-K for the year ended December 31, 2006 is expected to be filed with the Securities and Exchange Commission on, or before, March 2, 2007.

    USE OF NON-GAAP FINANCIAL MEASURES

    To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of income (loss) from operations excluding restructuring, impairment and certain other non-cash and non-recurring items, principally depreciation, amortization and stock based compensation and other charges, which is referred to as EBITDA. We have also presented a non-GAAP table of our Segment Data for the three and twelve months ended December 31, 2006 that extracts stock based compensation under SFAS 123R "Share Based Payment". A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

    This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

    ABOUT MOVE, INC.

    Move, Inc. (NASDAQ:MOVE) provides homebuyers and renters with the real estate and community information, and professional connections they need before, during and after a move. The Company operates Move.com(TM) (http://www.move.com), a comprehensive real estate search site for rentals and homes to buy and REALTOR.com(R) (http://www.realtor.com), the official Web site of the National Association of REALTORS(R). Move also operates Welcome Wagon(R) (http://www.welcomewagon.com), a 78-year old neighborhood expert that provides new movers with valuable and comprehensive information about businesses and professionals in their new communities. Move.com is the official new homes listing Web site of the National Association of Home Builders. Move also operates Moving.com (http://www.moving.com), SeniorHousingNet(TM) (http://www.seniorhousingnet.com), TOP
PRODUCER(R) Systems (http://www.topproducer.com),
FactoryBuiltHousing.com (http://www.factorybuilthousing.com) and
HomePlans (http://www.homeplans.com). On the Net:
http://investor.move.com.

                              MOVE, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                             Three Months Ended    Twelve Months Ended
                                 December 31,          December 31,
                            ---------------------- -------------------
                                2006       2005      2006      2005
                            ------------ --------- --------- ---------
                                  (unaudited)

Revenue                     $    71,842  $ 66,575  $290,384  $252,622
Cost of revenue (1)              15,499    15,847    65,319    56,188
                             -----------  --------  --------  --------
Gross profit                     56,343    50,728   225,065   196,434
                             -----------  --------  --------  --------

Operating expenses: (1)
Sales and marketing              27,682    23,571   110,263    91,071
Product and web site
 development                      8,321     6,772    33,907    22,059
General and administrative       19,964    24,321    81,268    82,545
Amortization of intangible
 assets                             498       735     2,331     3,624
Restructuring charges                --       111      (278)   (1,331)
Litigation settlement                --     1,750        --     1,750
                             -----------  --------  --------  --------
   Total operating expenses      56,465    57,260   227,491   199,718
                             -----------  --------  --------  --------
Loss from operations               (122)   (6,532)   (2,426)   (3,284)

   Interest income, net           1,946       981     7,255     2,351
   Other income, net             16,808       371    17,410       623
                             -----------  --------  --------  --------
 Income (loss) from
  continuing operations
  before income taxes            18,632    (5,180)   22,239      (310)

   Provision for income
    taxes                          (134)       --      (134)       --
                             -----------  --------  --------  --------
 Income (loss) from
  continuing operations          18,498    (5,180)   22,105      (310)

   Gain on disposition of
    discontinued operations          --       855        --       855
                             -----------  --------  --------  --------
Net income (loss)                18,498    (4,325)   22,105       545

Convertible preferred stock
 dividends                         (901)     (311)   (3,557)     (311)
                             -----------  --------  --------  --------
Net income (loss)
 applicable to common
 stockholders               $    17,597  $ (4,636) $ 18,548  $    234
                             ===========  ========  ========  ========

Basic net income (loss) per
 share attributable to
 common stockholders
 Continuing operations      $      0.10  $  (0.04) $   0.11  $  (0.01)
 Discontinued operations             --      0.01        --      0.01
                             -----------  --------  --------  --------
Net income (loss)
 attributable to common
 stockholders               $      0.10  $  (0.03) $   0.11  $   0.00
                             ===========  ========  ========  ========

Diluted net income (loss)
 per share attributable to
 common stockholders
 Continuing operations      $      0.09  $  (0.04) $   0.10  $  (0.00)
 Discontinued operations             --      0.01        --      0.00
                             -----------  --------  --------  --------
Net income (loss)
 attributable to common
 stockholders               $      0.09  $  (0.03) $   0.10  $  (0.00)
                             ===========  ========  ========  ========

Shares used in calculation
 of net income (loss) per
 share attributable to
 common stockholders
     Basic                      152,992   148,065   151,170   147,175
                             ===========  ========  ========  ========
     Diluted                    165,721   148,065   163,394   182,548
                             ===========  ========  ========  ========


(1) Includes stock-based compensation as follows:

     Cost of revenue        $        45  $     --  $    221  $     --
     Sales and marketing            626        --     1,703        --
     Product and web site
      development                   383        --     1,471        --
     General and
      administrative              4,258        --    11,991        --
                             -----------  --------  --------  --------
                            $     5,312  $     --  $ 15,386  $     --
                             ===========  ========  ========  ========


                              MOVE, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                  Twelve Months Ended
                                                      December 31,
                                                  --------------------
                                                      2006       2005
                                                  --------- ----------
Cash flows from continuing operating activities:
Income (loss) from continuing operations          $ 22,105  $    (310)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
  Depreciation                                      10,497      7,500
  Amortization of intangible assets                  2,331      3,624
  Gain on sales of property and equipment               --       (156)
  Provision for doubtful accounts                    2,200        731
  Stock-based compensation and charges              15,675      1,115
  Other non-cash items                                (305)      (109)
Changes in operating assets and liabilities:
  Accounts receivable                               (3,017)    (4,165)
  Other assets                                     (14,695)    (1,882)
  Accounts payable and accrued expenses            (17,128)      (680)
  Deferred revenue                                   5,756        141
                                                   --------  ---------

    Net cash provided by continuing operating
     activities                                     23,419      5,809
    Net cash provided by discontinued operating
     activities                                         --        855
                                                   --------  ---------
    Net cash provided by operating activities       23,419      6,664
                                                   --------  ---------

Cash flows from investing activities:
Purchases of property and equipment                (12,923)   (11,154)
Maturities of short-term investments                26,325     22,275
Purchases of short-term investments                (30,250)  (116,285)
Proceeds from sale of assets                            --        203
Purchases of intangible assets                        (300)        --
Acquisitions, net                                   (9,572)        --
                                                   --------  ---------
    Net cash used in investing activities          (26,720)  (104,961)
                                                   --------  ---------

Cash flows from financing activities:
Proceeds from exercise of stock options              6,890      3,619
Restricted cash                                        747        814
Payments on capital lease obligations               (2,735)    (1,760)
Proceeds from sale of convertible preferred stock       --     94,077
                                                   --------  ---------
    Net cash provided by financing activities        4,902     96,750
                                                   --------  ---------

Change in cash and cash equivalents                  1,601     (1,547)

Cash and cash equivalents, beginning of period      13,272     14,819
                                                   --------  ---------

Cash and cash equivalents, end of period          $ 14,873  $  13,272
                                                   ========  =========


                              MOVE, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                          December 31,   December 31,
                                              2006           2005
                                         -------------- --------------
ASSETS
Current assets:
Cash and cash equivalents                $      14,873  $      13,272
Short-term investments                         142,975        139,050
Accounts receivable, net                        18,279         15,966
Other current assets                            34,468         19,485
                                          -------------  -------------
Total current assets                           210,595        187,773

Property and equipment, net                     29,245         20,717
Goodwill, net                                   23,877         19,502
Intangible assets, net                          16,715         14,264
Restricted cash                                  4,279          5,026
Other assets                                     1,238          1,744
                                          -------------  -------------
Total assets                             $     285,949  $     249,026
                                          =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                         $       4,904  $       6,427
Accrued expenses                                26,738         40,879
Obligation under capital leases                  1,904          1,005
Deferred revenue                                50,075         43,652
                                          -------------  -------------
Total current liabilities                       83,621         91,963

Obligation under capital leases                  2,167             --
Other liabilities                                2,497          3,790
                                          -------------  -------------
Total liabilities                               88,285         95,753
                                          -------------  -------------

Series B convertible preferred stock            96,212         91,349

Stockholders' equity:
Series A convertible preferred stock                --             --
Common stock                                       154            149
Additional paid-in capital                   2,069,399      2,047,456
Deferred stock-based charges                        --           (351)
Accumulated other comprehensive income             326            343
Accumulated deficit                         (1,968,427)    (1,985,673)
                                          -------------  -------------
Total stockholders' equity                     101,452         61,924
                                          -------------  -------------

Total liabilities and stockholders'
 equity                                  $     285,949  $     249,026
                                          =============  =============


                              MOVE, INC.
                      SEGMENT OPERATING RESULTS
                            (in thousands)

                          Three Months Ended     Twelve Months Ended
                              December 31,           December 31,
                        ----------------------- ----------------------
                            2006       2005         2006       2005
                        ------------ ---------  ------------ ---------
Revenue:                     (unaudited)             (unaudited)
Real Estate Services    $    53,596  $ 48,730   $   208,339  $181,324
Move-Related Services        18,246    17,845        82,045    71,298
                         -----------  --------   -----------  --------
Total revenue           $    71,842  $ 66,575   $   290,384  $252,622
                         ===========  ========   ===========  ========

Operating income (loss)
 (1)
Real Estate Services    $    12,864  $ 15,183   $    49,905  $ 54,625
Move-Related Services        (1,569)   (2,300)       (3,732)   (1,279)
Unallocated                 (11,417)  (19,415)      (48,599)  (56,630)
                         -----------  --------   -----------  --------
Loss from operations    $      (122) $ (6,532)  $    (2,426) $ (3,284)
                         ===========  ========   ===========  ========


(1) Includes stock-based compensation as follows:

Real Estate Services    $     1,917  $     --   $     5,595  $     --
Move-Related Services           512        --         1,835        --
Unallocated                   2,883        --         7,956        --
                         -----------  --------   -----------  --------
                        $     5,312  $     --   $    15,386  $     --
                         ===========  ========   ===========  ========


                              MOVE, INC.
                      SEGMENT OPERATING RESULTS
               NET OF STOCK-BASED COMPENSATION EXPENSE
                            (in thousands)

                                   Three months ended
                                    December 31, 2006
                   ---------------------------------------------------
                                       (unaudited)
                                                      Stock-
                     Real       Move-                 based
                    Estate     Related      Un-      Compen-
                    Services   Services  allocated    sation    Total

Revenue           $  53,596  $  18,246  $       --  $     --  $71,842
Cost of revenue       8,817      6,370         267        45   15,499
                   --------- ---------- -----------  --------  -------
Gross profit         44,779     11,876        (267)      (45)  56,343

Sales and
 marketing           17,635      8,636         785       626   27,682
Product and web
 site development     6,097        987         854       383    8,321
General and
 administrative       6,266      3,310       6,130     4,258   19,964
Amortization of
 intangibles             --         --         498        --      498
Restructuring
 charge                  --         --          --        --       --
                   ---------  ---------  ----------  --------  -------
Total operating
 expenses            29,998     12,933       8,267     5,267   56,465
                   ---------  ---------  ----------  --------  -------

Income (loss) from
 operations       $  14,781  $  (1,057) $   (8,534) $ (5,312) $  (122)
                   =========  =========  ==========  ========  =======



                                   Three months ended
                                    December 31, 2005
                   ---------------------------------------------------
                                       (unaudited)
                                                      Stock-
                     Real       Move-                 based
                    Estate     Related      Un-       Compen-
                    Services   Services  allocated    sation    Total

Revenue           $  48,730  $  17,845  $       --  $     --  $66,575
Cost of revenue       7,184      7,840         823        --   15,847
                   --------- ---------- -----------  --------  -------
Gross profit         41,546     10,005        (823)       --   50,728

Sales and
 marketing           15,157      8,068         346        --   23,571
Product and web
 site development     4,678        983       1,111        --    6,772
General and
 administrative       6,528      3,254      14,539        --   24,321
Amortization of
 intangibles             --         --         735        --      735
Litigation
 settlement              --         --       1,750        --    1,750
Restructuring
 charges                 --         --         111        --      111
                   ---------  ---------  ----------  --------  -------
Total operating
 expenses            26,363     12,305      18,592        --   57,260
                   ---------  ---------  ----------  --------  -------

Income (loss) from
 operations       $  15,183  $  (2,300) $  (19,415) $     --  $(6,532)
                   =========  =========  ==========  ========  =======


                              MOVE, INC.
                      SEGMENT OPERATING RESULTS
               NET OF STOCK-BASED COMPENSATION EXPENSE
                            (in thousands)

                                   Twelve months ended
                                    December 31, 2006
                   ---------------------------------------------------
                                       (unaudited)

                                                     Stock-
                     Real       Move-                based
                    Estate     Related      Un-      Compen-
                    Services   Services  allocated   sation    Total

Revenue           $ 208,339  $  82,045  $      --  $     --  $290,384
Cost of revenue      33,204     28,753      3,141       221    65,319
                   --------- ---------- ----------  --------  --------
Gross profit        175,135     53,292     (3,141)     (221)  225,065

Sales and
 marketing           68,828     35,950      3,782     1,703   110,263
Product and web
 site development    24,105      4,262      4,069     1,471    33,907
General and
 administrative      26,702     14,977     27,598    11,991    81,268
Amortization of
 intangibles             --         --      2,331        --     2,331
Restructuring
 charge                  --         --       (278)       --      (278)
                   ---------  ---------  ---------  --------  --------
Total operating
 expenses           119,635     55,189     37,502    15,165   227,491
                   ---------  ---------  ---------  --------  --------

Income (loss) from
 operations       $  55,500  $  (1,897) $ (40,643) $(15,386) $ (2,426)
                   =========  =========  =========  ========  ========



                                   Twelve months ended
                                    December 31, 2005
                   ---------------------------------------------------
                                       (unaudited)

                                                     Stock-
                     Real       Move-                based
                    Estate     Related      Un-      Compen-
                    Services   Services  allocated   sation    Total

Revenue           $ 181,324  $  71,298  $      --  $     --  $252,622
Cost of revenue      27,902     26,346      1,940        --    56,188
                   --------- ---------- ----------  --------  --------
Gross profit        153,422     44,952     (1,940)       --   196,434

Sales and
 marketing           60,125     29,644      1,302        --    91,071
Product and web
 site development    15,922      3,755      2,382        --    22,059
General and
 administrative      22,750     12,832     46,963        --    82,545
Amortization of
 intangibles             --         --      3,624        --     3,624
Litigation
 settlement              --         --      1,750        --     1,750
Restructuring
 charges                 --         --     (1,331)       --    (1,331)
                   ---------  ---------  ---------  --------  --------
Total operating
 expenses            98,797     46,231     54,690        --   199,718
                   ---------  ---------  ---------  --------  --------

Income (loss) from
 operations       $  54,625  $  (1,279) $ (56,630) $     --  $ (3,284)
                   =========  =========  =========  ========  ========


                              MOVE, INC.
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

LOSS FROM OPERATIONS EXCLUDING RESTRUCTURING CHARGES AND CERTAIN OTHER
      NON-CASH AND NON-RECURRING ITEMS, PRINCIPALLY STOCK-BASED
   COMPENSATION AND CHARGES, DEPRECIATION, AND AMORTIZATION (EBITDA)
                            (in thousands)

                                     Three Months     Twelve Months
                                    Ended December    Ended December
                                          31,               31,
                                   ----------------- -----------------
                                    2006     2005      2006     2005
                                   ------- --------  -------- --------
                                      (unaudited)       (unaudited)

Loss from operations               $ (122) $(6,532)  $(2,426) $(3,284)

Plus:
Stock-based charges                   161      446       289    1,115
Amortization of intangible assets     498      735     2,331    3,624
Depreciation                        2,764    1,992    10,497    7,500
Stock-based compensation            5,312       --    15,386       --
Restructuring charge (reversal)        --      111      (278)  (1,331)
Litigation settlement                  --    1,750        --    1,750
Non-recurring refund of insurance
 premium                               --       --    (1,184)      --
Non-recurring revenue                  --   (1,333)       --   (3,997)
                                    ------  -------   -------  -------
EBITDA                             $8,613  $(2,831)  $24,615  $ 5,377
                                    ======  =======   =======  =======



    CONTACT: Move, Inc.
             Mollie O'Brien, Investor Relations, 805-557-3846 investorrelations@move.com